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THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY
for Deposit of Shares of Common Stock of
Frisco Bay Industries Ltd.
(Not to Be Used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the offer to purchase (the "Common Shares Offer") made by 6181708 Canada Inc. (the "Offeror"), an indirect wholly owned subsidiary of The Stanley Works ("Parent"), for all of the outstanding shares of Common Stock (the "Common Shares") of Frisco Bay Industries Ltd. (the "Company") if certificates for the Common Shares are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiry Time (as defined in the Offers To Purchase) or if the procedures for delivery by book-entry transfer cannot be completed on a timely basis. Simultaneously with the Common Shares Offer, the Offeror is also offering to purchase all of the outstanding shares of Class A Common Stock of the Company (together with the Common Shares Offer, the "Offers"). THIS NOTICE OF GUARANTEED DELIVERY MAY NOT BE USED FOR CLASS A SHARES. THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE SENT TO THE CANADIAN FORWARDING AGENT, BUT ONLY DIRECTLY TO THE DEPOSITARY.

        This Notice of Guaranteed Delivery may be delivered by hand, mailed or transmitted by facsimile transmission to the New York office of the Depositary. Please see Section 3 of the Offers To Purchase entitled "Manner of Acceptance."

        The terms and conditions of the Offers are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used and not defined in this Notice of Guaranteed Delivery have the meanings set out in the Offers To Purchase and Circular, dated January 30, 2004, and the related Letter of Acceptance and Transmittal.

To:    The Depositary, Computershare Trust Company of New York at the office referred to herein

By Mail: Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	By Facsimile Transmission: For Eligible Institutions Only: (212) 701-7636 For Confirmation Only Telephone: (212) 701-7635	By Hand or Overnight Courier: Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

        Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via a facsimile number other than as set forth above does not constitute a valid delivery.

        DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. Certificates for Common Shares must be sent with your Letter of Acceptance and Transmittal.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Acceptance and Transmittal is required to be guaranteed by an Eligible Institution (as defined therein), such signature must appear in the applicable space in the signature box on the Letter of Acceptance and Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Acceptance and Transmittal and certificates for Common Shares to the Depositary within the time period shown herein.

  The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby deposits to the Offeror, an indirect wholly owned subsidiary of Parent, upon the terms and subject to the conditions set forth in the Offers To Purchase (the "Offers To Purchase") and accompanying Circular dated January 30, 2004, and in the related Letter of Acceptance and Transmittal, receipt of each of which is hereby acknowledged, the number of Common Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offers To Purchase entitled "Manner of Acceptance."

Number of Common Shares:
Common Share Certificate No(s). (if available):

If Common Share(s) will be deposited by book-entry transfer, check the box.    ☐

Account Number:
Date:	Area Code and Telephone Number(s):
Name(s) of Record Holder(s):

(Please Print)

Signature(s):
Address(es):

                                                                              (Postal or Zip Code)

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(Not to Be Used for Signature Guarantee)

        The undersigned, a firm that is a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company having no office, branch or agency in the United States of America, a member of a recognized stock exchange in Canada, a member of the Investment Dealers Association of Canada, a member of a national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary, certificates evidencing the Common Shares deposited hereby, in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Acceptance and Transmittal, properly completed and duly executed, and any other required documents, or an Agent's Message in the case of a book-entry transfer, all prior to 5:00 P.M. (Montreal time) on the third trading day on the Nasdaq after the Expiry Time.

Name of Firm:

                                                                                                                                Authorized Signature

Address:		Name:
Type or Print

Postal or Zip Code
Title:
Area Code and Tel. No.:	Dated	, 2004

Note: Do not send certificates for Common Shares with this Notice of Guaranteed Delivery. Certificates for Common Shares should be sent with your Letter of Acceptance and Transmittal. This Notice of Guaranteed Delivery should not be sent to the Canadian Forwarding Agent.

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THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL
NOTICE OF GUARANTEED DELIVERY for Deposit of Shares of Common Stock of Frisco Bay Industries Ltd. (Not to Be Used for Signature Guarantees)
THE GUARANTEE BELOW MUST BE COMPLETED
GUARANTEE (Not to Be Used for Signature Guarantee)